Exhibit 99.1

NEWS RELEASE	Investor Relations
314/994-2916

FOR IMMEDIATE RELEASE

Arch Resources Reports Third Quarter 2024 Results

Achieves milestone in pending merger with CONSOL Energy with the October expiration of HSR waiting period

Receives all necessary international approvals to complete the merger

Manages through extended outage of CBT shiploader to ship 2.1 million tons of coking coal

Declares fixed quarterly cash dividend of $0.25 per share payable on November 26

ST. LOUIS, November 5, 2024 – Arch Resources, Inc. (NYSE: ARCH) (“Arch” or the “company”) today reported a net loss of $6.2 million, or $0.34 per diluted share, in the third quarter of 2024, compared with net income of $73.7 million, or $3.91 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, and non-operating expenses (“adjusted EBITDA”)1 of $44.2 million in the third quarter of 2024. This compares to $126.3 million of adjusted EBITDA in the third quarter of 2023. Revenues totaled $617.9 million for the three months ended September 30, 2024, versus $744.6 million in the prior-year quarter.

In the third quarter of 2024, Arch addressed operating and logistical challenges while laying the foundation for future value creation, as it:

•	Announced plans to merge with CONSOL Energy Inc. (“CONSOL”) to form a leading, global player in seaborne metallurgical and high-rank thermal coal markets

•	Positioned the Leer South mine for enhanced operating execution in 2025 via the nearly completed transition to District 2

•	Progressed through a stretch of challenging geology at the Leer mine into a more advantageous reserve area that is expected to support productive mining in 2025 and beyond

•	Managed through a three-week outage of the shiploader at Curtis Bay Terminal that reduced coking coal shipments by an estimated 200,000 tons, and

•	Declared a $0.25 fixed dividend, for a total payment of $4.6 million, payable on November 26, 2024.

“Since the start of Q3, the Arch team has positioned the company for long-term value creation and growth via the announcement of a transformational merger, the near-completion of a multi-quarter transition into more favorable geology at both our world-class metallurgical mines, and strong continued progress in the development of the geologically advantageous B-Seam reserves at our export-focused, high-rank thermal West Elk mine,” said Paul A. Lang, Arch’s chief executive officer. “While Q4 results will be tempered by the fact that Leer and Leer South won’t start up in their new reserve areas until mid-November, we expect a positive step-change in operational execution for the coking coal portfolio in 2025. At the same time, we are making excellent progress towards completing the merger, as evidenced by the expiration of the Hart-Scott-Rodino waiting period and the securing of all needed international approvals, as well as our ongoing efforts to prepare for an efficient integration that unlocks the significant synergistic value of the combination.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

Operational and Financial Update

During Q3, the metallurgical marketing and logistics team managed through challenges associated with a three-week outage of the shiploader at the Curtis Bay Terminal in Baltimore that constrained coking coal shipments, which totaled 2.1 million tons. On the production front, both the metallurgical segment’s longwalls were throttled back while development work was completed in more advantageous reserve areas, leading to higher-than-normal unit costs in Q3. Looking ahead, the company expects both Leer and Leer South to deliver much-enhanced operational execution beginning in mid-Q4 as well as throughout 2025 due to these transitions.

During the third quarter, the thermal segment returned to profitability, buoyed by an improved performance from the Powder River Basin operations related to cost-cutting efforts and better alignment between stripping activities and sales volumes. The West Elk mine operated well but its contribution continued to be dampened by lower realizations associated with lower-priced legacy contracts – the vast majority of which are expected to expire at year-end 2024 – and higher costs stemming from additional continuous miner work related to the development of the highly attractive B-Seam reserves.

Arch generated cash provided by operating activities of $24.9 million in Q3, which included a working capital build of $18.2 million. Arch paid down $5.1 million in debt and ended the third quarter with $255.9 million in cash, cash equivalents, and short-term investments, for a net cash position of $127.7 million.

The just-declared dividend of $0.25 per share is payable on November 26, 2024 to stockholders of record on November 15, 2024. Arch has deployed more than $1.3 billion under its capital return program since its relaunch in February 2022, including $736.0 million, or $39.03 per share, in dividends and $614.7 million in common stock and convertible notes repurchases and retirements.

Merger Update

Arch currently expects the merger with CONSOL Energy to close by the end of the first quarter of 2025. Completion of the merger is subject to the satisfaction of the remaining customary closing conditions, including approval by both companies’ stockholders.

Among many projected benefits, the merger:

•	Joins best-in-sector operating platforms anchored by world-class, high-quality, low-cost, long-lived longwall coal-mining assets

•	Creates a broad, diverse portfolio of coal qualities and blends capable of serving multiple growth markets and geographies

•	Expands North American logistics and export capabilities, including ownership interests in two East Coast terminals and longstanding relationships with West Coast and Gulf Coast ports

•	Creates visible revenue stream with meaningful upside opportunities, balancing CONSOL’s seaborne industrial business with Arch’s exposure to higher-value metallurgical coals and associated demand dynamics

•	Enables robust adjusted EBITDA and free cash flow generation

•	Is expected to unlock additional value creation from $110 million to $140 million of annual cost savings and synergies, and

•	Creates the potential for robust capital returns and investments in innovation and growth underpinned by industry-leading cash generation and a strong balance sheet

Looking Ahead

“We are enthusiastic about the excellent progress the two companies are making to bring the merger to a successful closing, and remain focused on ensuring a speedy, efficient, and successful integration,” Lang said. “At the same time, we believe we have positioned the metallurgical portfolio for a sustained period of operational excellence. We are more confident than ever that the pending merger will create a global industry leader well-equipped to capitalize on promising market dynamics in both of its core lines of business – global metallurgical and high-rank seaborne thermal coal.”

Given the pending merger, Arch has elected to discontinue formal guidance at this time.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as our expected future business and financial performance, and intended to come within the safe harbor protections provided by those sections. The words “should,” “could,” “appears,” “estimates,” “expects,” “anticipates,” “intends,” “may,” “plans,” “predicts,” “projects,” “believes,” “seeks,” or “will” or other comparable words and phrases identify forward-looking statements, which speak only as of the date of this press release. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual results may vary significantly from those anticipated due to many factors, including: the risk that an event, change or other circumstances could give rise to the termination of the merger agreement; the risk that a condition to closing of the merger may not be satisfied on a timely basis or at all; the length of time necessary to close the proposed merger; the risk that the merger may cause a loss of management personnel and other key employees; the risk that the businesses of the Company and CONSOL will not be integrated successfully after the closing of the merger; the risk that the anticipated benefits of the merger may not be realized or may take longer to realize than expected; the risk of litigation related to the proposed merger; loss of availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; operating risks beyond our control, including risks related to mining conditions, mining, processing and plant equipment failures or maintenance problems, weather and natural disasters, the unavailability of raw materials, equipment or other critical supplies, mining accidents, and other inherent risks of coal mining that are beyond our control; inflationary pressures on and availability and price of mining and other industrial supplies; changes in coal prices, which may be caused by numerous factors beyond our control, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; volatile economic and market conditions; the effects of foreign and domestic trade policies, actions or disputes on the level of trade among the countries and regions in which we operate, the competitiveness of our exports, or our ability to export; the effects of significant foreign conflicts; the loss of, or significant reduction in, purchases by our largest customers; our relationships with, and other conditions affecting our customers and our ability to collect payments from our customers; risks related to our international growth; competition, both within our industry and with producers of competing energy sources, including the effects from any current or future legislation or regulations designed to support, promote or mandate renewable energy sources; alternative steel production technologies that may reduce demand for our coal; our ability to secure new coal supply arrangements or to renew existing coal supply arrangements; cyber-attacks or other security breaches that disrupt our operations, or that result in the unauthorized release of proprietary, confidential or personally identifiable information; our ability to acquire or develop coal reserves in an economically feasible manner; inaccuracies in our estimates of our coal reserves; defects in title or the loss of a leasehold interest; the availability and cost of surety bonds; including potential collateral requirements; we may not have adequate insurance coverage for some business risks; disruptions in the supply of coal from third parties; decreases in the coal consumption of electric power generators could result in less demand and lower prices for thermal coal; our ability to pay dividends or repurchase shares of our common stock according to our announced intent or at all; the loss of key personnel or the failure to attract additional qualified personnel and the availability of skilled employees and other workforce factors; public health emergencies, such as pandemics or epidemics, could have an adverse effect on our business; existing and future legislation and regulations affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; increased pressure from political and regulatory authorities, along with environmental and climate change activist groups, and lending and investment policies adopted by financial institutions and insurance companies to address concerns about the environmental impacts of coal combustion; increased attention to environmental, social or governance matters; our ability to obtain or renew various permits necessary for our mining operations; risks related to regulatory agencies ordering certain of our mines to be temporarily or permanently closed under certain circumstances; risks related to extensive environmental regulations that impose significant costs on our mining operations, and could result in litigation or material liabilities; the accuracy of our estimates of reclamation and other mine closure obligations; the existence of hazardous substances or other environmental contamination on property owned or used by us; and risks related to tax legislation and our ability to use net operating losses and certain tax credits. All forward-looking statements in this press release, as well as all other written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. These factors are not necessarily all of the important factors that could affect us. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different from those expressed in our forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made, and we do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by the federal securities laws. For a description of some of the risks and uncertainties that may affect our future results, you should see the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenues	$617,899	$744,601	$1,906,840	$2,371,826

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	558,596	596,889	1,655,003	1,774,753
Depreciation, depletion and amortization	40,890	36,717	118,149	108,273
Accretion on asset retirement obligations	5,869	5,292	17,608	15,877
Selling, general and administrative expenses	20,603	24,279	68,708	73,092
Merger related costs	7,002	-	7,002	-
Severance costs related to voluntary separation plan	6,649	-	6,649	-
Other operating income, net	(5,461)	(2,858)	(23,854)	(10,037)
	634,148	660,319	1,849,265	1,961,958

Income (loss) from operations	(16,249)	84,282	57,575	409,868

Interest expense, net
Interest expense	(3,912)	(3,120)	(12,161)	(10,783)
Interest and investment income	5,665	4,803	17,168	12,340
	1,753	1,683	5,007	1,557

Income (loss) before nonoperating expenses	(14,496)	85,965	62,582	411,425

Nonoperating expenses
Non-service related pension and postretirement benefit credits	1,667	4,507	1,096	5,692
Net loss resulting from early retirement of debt	-	-	-	(1,126)
	1,667	4,507	1,096	4,566

Income (loss) before income taxes	(12,829)	90,472	63,678	415,991
(Benefit from) provision for income taxes	(6,608)	16,781	(887)	66,839

Net income (loss)	$(6,221)	$73,691	$64,565	$349,152

Net income (loss) per common share
Basic earnings (loss) per share	$(0.34)	$4.05	$3.55	$19.20
Diluted earnings (loss) per share	$(0.34)	$3.91	$3.50	$18.12

Weighted average shares outstanding
Basic weighted average shares outstanding	18,097	18,187	18,180	18,189
Diluted weighted average shares outstanding	18,097	18,840	18,450	19,270

Dividends declared per common share	$0.25	$3.97	$3.01	$9.53

Adjusted EBITDA (A)	$44,161	$126,291	$206,983	$534,018

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$219,595	$287,807
Short-term investments	36,347	32,724
Restricted cash	1,100	1,100
Trade accounts receivable	239,994	273,522
Other receivables	8,580	13,700
Inventories	235,091	244,261
Other current assets	47,716	64,653
Total current assets	788,423	917,767

Property, plant and equipment, net	1,238,534	1,228,891

Other assets
Deferred income taxes	126,608	124,024
Equity investments	23,088	22,815
Fund for asset retirement obligations	147,932	142,266
Other noncurrent assets	46,293	48,410
Total other assets	343,921	337,515
Total assets	$2,370,878	$2,484,173

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$153,189	$205,001
Accrued expenses and other current liabilities	112,767	127,617
Current maturities of debt	126,897	35,343
Total current liabilities	392,853	367,961
Long-term debt	-	105,252
Asset retirement obligations	267,486	255,740
Accrued pension benefits	816	878
Accrued postretirement benefits other than pension	46,530	47,494
Accrued workers’ compensation	158,902	154,650
Other noncurrent liabilities	60,337	72,742
Total liabilities	926,924	1,004,717

Stockholders' equity
Common Stock	308	306
Paid-in capital	764,202	720,029
Retained earnings	1,839,125	1,830,018
Treasury stock, at cost	(1,193,884)	(1,109,679)
Accumulated other comprehensive income	34,203	38,782
Total stockholders’ equity	1,443,954	1,479,456
Total liabilities and stockholders’ equity	$2,370,878	$2,484,173

Arch Resources, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2024	2023
	(Unaudited)
Operating activities
Net income	$64,565	$349,152
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	118,149	108,273
Accretion on asset retirement obligations	17,608	15,877
Deferred income taxes	(1,345)	66,561
Employee stock-based compensation expense	15,819	19,699
Amortization relating to financing activities	2,168	1,317
Gain on disposals and divestitures, net	(213)	(714)
Reclamation work completed	(6,038)	(17,642)
Contribution to fund asset retirement obligations	(5,667)	(4,421)
Changes in:
Receivables	39,936	(49,950)
Inventories	9,169	(10,199)
Accounts payable, accrued expenses and other current liabilities	(62,824)	(31,241)
Income taxes, net	258	(999)
Other	20,774	8,105
Cash provided by operating activities	212,359	453,818

Investing activities
Capital expenditures	(126,888)	(121,030)
Minimum royalty payments	(988)	(1,113)
Proceeds from disposals and divestitures	219	1,363
Purchases of short-term investments	(41,397)	(23,386)
Proceeds from sales of short-term investments	38,244	30,417
Investments in and advances to affiliates, net	(10,330)	(12,210)
Cash used in investing activities	(141,140)	(125,959)

Financing activities
Proceeds from issuance of term loan due 2025	20,000	-
Payments on term loan due 2025	(6,666)	-
Payments on term loan due 2024	(3,502)	(2,250)
Payments on convertible debt	-	(58,430)
Net payments on other debt	(23,717)	(30,568)
Debt financing costs	(1,516)	-
Purchase of treasury stock	(30,747)	(122,502)
Dividends paid	(68,944)	(183,790)
Payments for taxes related to net share settlement of equity awards	(24,339)	(27,230)
Proceeds from warrants exercised	-	43,949
Cash used in financing activities	(139,431)	(380,821)

Decrease in cash and cash equivalents, including restricted cash	(68,212)	(52,962)
Cash and cash equivalents, including restricted cash, beginning of period	288,907	237,159

Cash and cash equivalents, including restricted cash, end of period	$220,695	$184,197

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$219,595	$183,097
Restricted cash	1,100	1,100

	$220,695	$184,197

Arch Resources, Inc. and Subsidiaries
Schedule of Consolidated Debt
(In thousands)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Term loan due 2025 ($13.3 million face value)	$13,333	$-
Term loan due 2024 ($0.0 million face value)	-	3,502
Tax exempt bonds ($98.1 million face value)	98,075	98,075
Other	16,812	40,529
Debt issuance costs	(1,323)	(1,511)
	126,897	140,595
Less: current maturities of debt	126,897	35,343
Long-term debt	$-	$105,252

Calculation of net (cash) debt
Total debt (excluding debt issuance costs)	$128,220	$142,106
Less liquid assets:
Cash and cash equivalents	219,595	287,807
Short term investments	36,347	32,724
	255,942	320,531
Net (cash) debt	$(127,722)	$(178,425)

Arch Resources, Inc. and Subsidiaries
Operational Performance
(In millions, except per ton data)

	Three Months Ended September 30, 2024		Three Months Ended June 30, 2024		Three Months Ended September 30, 2023
	(Unaudited)		(Unaudited)		(Unaudited)
Metallurgical
Tons Sold	2.4		2.2		2.3

Segment Sales	$282.5	$115.55	$286.2	$131.97	$355.0	$151.33
Segment Cash Cost of Sales	229.4	93.81	197.4	91.03	226.7	96.63
Segment Cash Margin	53.1	21.74	88.8	40.94	128.3	54.70

Thermal
Tons Sold	13.8		11.1		16.8

Segment Sales	$232.2	$16.86	$199.7	$18.03	$281.6	$16.73
Segment Cash Cost of Sales	220.4	16.00	200.1	18.07	259.0	15.39
Segment Cash Margin	11.8	0.86	(0.4)	(0.04)	22.7	1.34

Total Segment Cash Margin	$64.9		$88.4		$151.0

Selling, general and administrative expenses	(20.6)		(22.5)		(24.3)
Other	(0.1)		(5.9)		(0.4)

Adjusted EBITDA	$44.2		$59.9		$126.3

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “Other operating income, net” on the Consolidated Statements of Operations, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended September 30, 2024 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Statements of Operations	$361,916	$255,983	$-	$617,899
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Transportation costs	79,370	23,802	-	103,172
Non-GAAP Segment coal sales revenues	$282,546	$232,181	$-	$514,727
Tons sold	2,445	13,769
Coal sales per ton sold	$115.55	$16.86

Quarter ended June 30, 2024 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Statements of Operations	$375,958	$232,793	$-	$608,751
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Transportation costs	89,794	33,126	-	122,920
Non-GAAP Segment coal sales revenues	$286,164	$199,667	$-	$485,831
Tons sold	2,168	11,073
Coal sales per ton sold	$131.97	$18.03

Quarter ended September 30, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Revenues in the Condensed Consolidated Statements of Operations	$432,835	$311,766	$-	$744,601
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Transportation costs	77,806	30,128	-	107,934
Non-GAAP Segment coal sales revenues	$355,029	$281,638	$-	$636,667
Tons sold	2,346	16,831
Coal sales per ton sold	$151.33	$16.73

Arch Resources, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “Other operating income, net” on the Consolidated Statements of Operations, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended September 30, 2024 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$308,758	$243,257	$6,581	$558,596
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales Diesel fuel risk management derivative settlements classified in "Other operating income, net"	-	(900)	-	(900)
Transportation costs	79,370	23,802	-	103,172
Cost of coal sales from idled or otherwise disposed operations	-	-	4,646	4,646
Other (operating overhead, certain actuarial, etc.)	-	-	1,935	1,935
Non-GAAP Segment cash cost of coal sales	$229,388	$220,355	$-	$449,743
Tons sold	2,445	13,769
Cash cost per ton sold	$93.81	$16.00

Quarter ended June 30, 2024 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$287,187	$232,298	$9,199	$528,684
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales Diesel fuel risk management derivative settlements classified in "Other operating income, net"	-	(900)	-	(900)
Transportation costs	89,794	33,126	-	122,920
Cost of coal sales from idled or otherwise disposed operations	-	-	4,692	4,692
Other (operating overhead, certain actuarial, etc.)	-	-	4,507	4,507
Non-GAAP Segment cash cost of coal sales	$197,393	$200,072	$-	$397,465
Tons sold	2,168	11,073
Cash cost per ton sold	$91.03	$18.07

Quarter ended September 30, 2023 (In thousands)	Metallurgical	Thermal	All Other	Consolidated
GAAP Cost of sales in the Condensed Consolidated Statements of Operations	$304,511	$288,518	$3,860	$596,889
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales Diesel fuel risk management derivative settlements classified in "Other operating income, net"	-	(564)	-	(564)
Transportation costs	77,806	30,128	-	107,934
Cost of coal sales from idled or otherwise disposed operations	-	-	1,184	1,184
Other (operating overhead, certain actuarial, etc.)	-	-	2,676	2,676
Non-GAAP Segment cash cost of coal sales	$226,705	$258,954	$-	$485,659
Tons sold	2,346	16,831
Cash cost per ton sold	$96.63	$15.39

Arch Resources, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income (loss)	$(6,221)	$73,691	$64,565	$349,152
(Benefit from) provision for income taxes	(6,608)	16,781	(887)	66,839
Interest expense, net	(1,753)	(1,683)	(5,007)	(1,557)
Depreciation, depletion and amortization	40,890	36,717	118,149	108,273
Accretion on asset retirement obligations	5,869	5,292	17,608	15,877
Merger related costs	7,002	-	7,002	-
Severance cost related to voluntary separation plan	6,649	-	6,649	-
Non-service related pension and postretirement benefit credits	(1,667)	(4,507)	(1,096)	(5,692)
Net loss resulting from early retirement of debt	-	-	-	1,126

Adjusted EBITDA	$44,161	$126,291	$206,983	$534,018
EBITDA from idled or otherwise disposed operations	4,101	30	11,493	8,726
Selling, general and administrative expenses	20,603	24,279	68,708	73,092
Other	(1,851)	1,095	(1,360)	7,189

Segment Adjusted EBITDA from coal operations	$67,014	$151,695	$285,824	$623,025

Segment Adjusted EBITDA
Metallurgical	54,167	128,322	270,978	524,218
Thermal	12,847	23,373	14,846	98,807

Total Segment Adjusted EBITDA	$67,014	$151,695	$285,824	$623,025